Exhibit 3.9

AMENDED AND RESTATED

BYLAWS

OF

CAP ROCK ENERGY CORPORATION

ARTICLE I

Offices

1.1  Principal Office. The principal office of the Corporation shall be in the City of Midland Texas.

1.2  Registered Office. The registered office of the Corporation required by the Texas Business Corporation Act, as amended from time to time (the “TBCA”), to be maintained in the State of Texas, may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors of the Corporation (the “Board”).

1.3  Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Shareholders

2.1  Place of Meetings. The Board may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

2.2  Annual Meeting. The annual meeting of shareholders commencing with the year 2002 shall be held at such time, on such day and at such place as may be designated by the Board, at which time the shareholders shall elect a Board and transact such other business as may properly be brought before the meeting.

2.3 Special Meetings.  Special meetings of the shareholders, for any purposes or purposes, may be called by the Chairman of the Board, if one shall be elected, or, in the event of his absence or unavailability, the President. Unless otherwise prescribed by statute or by the Articles of Incorporation, special meetings may not be called by any other person or persons. No business may be transacted at any special meeting of shareholders other than such business as may be designated in the notice calling such meeting.

2.4 Notice of Meetings. (a) Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty-five (65) days prior to the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, the notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

(b)           Any notice required to be given to any shareholder, under any provision of the TBCA or the Articles or Bylaws of the Corporation, need not be given to the shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions of interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State of the State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

2.5  Business at the Meeting.  (a)  At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting of shareholders, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by any shareholder of the corporation who is entitled to vote at such meeting, who is a shareholder of record at the time of giving of the notice provided for in these Bylaws and who complies with the notice procedures set forth in these Bylaws.

(b) In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, including, without limitation, Article II, Section 2.3 of these Bylaws, for business to be properly brought before an annual or special meeting by a shareholder pursuant to clause (3) of paragraph (a) above, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely with respect to an annual meeting of shareholders, a shareholder’s proposal must be received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days nor more than one hundred eighty (180) calendar days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that if the company did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then the deadline is a reasonable time before the company begins to print and mail its proxy materials. To be timely with respect to a special meeting of shareholders, a shareholder’s notice must be received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to stockholders or the exchange on which the stock of the corporation is listed or to the American Stock Exchange, by press release or otherwise), of the date of the special meeting is made.  Notwithstanding anything in these bylaws to the contrary, no business proposed by a shareholder shall be conducted at a shareholders meeting, annual or special, unless brought before the meeting in accordance with the procedures set forth in this Section 2.5.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transaction.

(c) A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (4) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (5) such other information relating to the shareholder or the business proposed to be brought before the meeting as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the shareholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting of shareholders except in accordance with the procedures set forth in this Article II Section 2.5 (or to the extent applicable, Article II, Section 2.12); provided, however, that nothing in this Article II, Section 2.5 shall be deemed to preclude discussion by any shareholder of any business properly bought before the annual or special meeting of shareholders in accordance with said procedures.

(d) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 2.5.

(e) Notwithstanding anything in this Section 2.5, or these Bylaws, should an annual or special meeting be convened and subsequently adjourned, no business may be brought before any reconvened annual or special meeting that was not, pursuant to these Bylaws, properly brought before the annual or special meeting that was previously adjourned.

2.6 Voting Lists. The officer or agent having charge of the share transfer records of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any meeting of shareholders.

2.7 Quorum. A quorum shall be present at a meeting of shareholders if the holders of at least 33 1/3% of the shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided by the Articles. Unless otherwise provided in the Articles or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

2.8 Organization. (a) The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board or should one not be elected, the President or, in his absence, a Vice President shall preside. In the absence of all of these officers, any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a chairman shall be elected from among the shareholders present.

(b) The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In his absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

2.9 Proxies. (a) At any meeting of the shareholders every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. Proxies shall be filed with the Secretary immediately after the meeting has been called to order.

(b)           No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

(c)           Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (i) a pledgee, (ii) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (iii) a creditor of the Corporation who extended it credit under terms requiring the appointment, (iv) an employee of the Corporation whose employment contract requires the appointment or (v) a party to a voting agreement created under the TBCA. An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be recognized as against the holder of the shares or any successor or transferee of the shares. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions of revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

(d)           In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

2.10 Voting of Shares. Except as otherwise provided by the TBCA, the Articles and subject to Section 7.5 of these Bylaws, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the share transfer records of the Corporation. When a quorum is present at any meeting of shareholders (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) and except as otherwise provided in the TBCA or the Articles, (a) with respect to any matter other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at the meeting shall be the act of the shareholders and (b) directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the meeting of shareholders.

2.11 Voting of Shares by Certain Holders. (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

(b)           Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

(d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Shares of the Corporation’s stock (i) owned by the Corporation itself, (ii) owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, or (iii) held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

2.12  Director Nominations.  (a) Subject to Article III, Section 3.5 of these Bylaws, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (1) by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors and (2) by any shareholder of the corporation entitled to vote for the election of directors at the meeting, who is a shareholder of record at the time of giving the notice provided for in these Bylaws and who complies with the notice procedures set forth in these Bylaws.

(b) In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, including, without limitation, Article II, Section 2.3 of these Bylaws, nominations for directors, other than nominations made by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely with respect to an annual meeting of shareholders, a shareholder’s notice must be received at the principal executive offices of the corporation not less than one hundred twenty days nor more than one hundred eighty days (180) prior to the date of the annual meeting of shareholders; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to shareholders or the exchange on which the common stock of the corporation is listed or to the American Stock Exchange, by press release or otherwise) of the date of the annual meeting of the shareholders is made less than sixty-five (65) days prior to the date of such meeting, notice by a shareholder will be timely if received at the principal executive offices of the corporation not later than the close of business on the tenth (10) day following the day on which such public disclosure is first made. To be timely with respect to a special meeting of shareholders at which directors are to be elected, a shareholder’s notice must be received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to shareholders or the exchange on which the common stock of the corporation is listed or to the American Stock Exchange, by press release or otherwise) of the date of the special meeting is made.

(c) A shareholder’s notice of a director nominee shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment of the person; (c) the class and number of shares of capital stock of the corporation which are beneficially owned by the person; and (d) such other information relating to the person, as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person whether or not such proxies are in fact solicited for the election of such person; and (2) as to the shareholder giving the notice (a) the name and address, as they appear on the corporation’s stock register, of the shareholder; (b) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder; and (c) such other information relating to the shareholder or the nomination as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the shareholder. Such notice must also include a signed consent of each such nominee to serve as a director of the corporation, if elected or re-elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility for election of such nominee as a director of the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a director nomination was not made in accordance with the foregoing procedure, and if he should so determine, the defective nomination shall be disregarded.

(d) Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 2.11.

2.13 Election of Directors. At each election for Directors, each shareholder entitled to vote at such election shall, unless otherwise provided by the Articles or by the TBCA, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Articles, no shareholder shall have the right or be permitted to cumulate his votes on any basis.

2.14 Telephone Meetings. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.15 Action by Consent.

(a)           Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.  Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to the shareholders who did not consent in writing to the action.

(b)           Every written consent shall bear the date of signature of each shareholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in accordance with this Section 2.15, the consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the records in which proceedings of meetings of shareholders are recorded.  Delivery shall be by hand or certified or registered mail, return receipt requested.  Delivery to the Corporation’s principal place of business shall be addressed to the president or the chief executive officer of the Corporation.

(c)           In the event of the delivery, in the manner provided by Section 2.15(b), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with section 2.15(b) represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this Section 2.15(b) shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeing of injunctive relief in such litigation).

2.16        Fixing Record Dates for consents to Action.  In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the board of directors.  Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date.  The board of directors shall promptly, but in all events within 10 days after the date on which such request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the board of directors within 10 days of receipt of such request, the record date for determining the shareholders entitled to consent to corporate action in writing without a meeting, when no prior action of the board of directors is required by the Act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with the provisions of Section 2.15.   If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by the Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

2.17        Conduct of Meeting.  The Chairman of the board of directors, or if there shall be none or in his or her absence, the Vice Chairman of the board of directors, or if there be none or in his or her absence, the highest ranking officer of the Corporation, determined in accordance with Article VI among a group consisting of the Chief Executive Officer, President and the Vice Presidents, who is present at the meeting, shall call to order and act as the chair of any meeting of the shareholders of the Corporation.  The Secretary of the Corporation shall server as the Secretary of the meeting or, if there shall be none or in his or her absence, the Secretary of the meeting shall be such person as the chair of the meeting appoints.  The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the chair of the meeting, are appropriate for the conduct of the meeting.  To the extent not prohibited by the Act, such rules, regulations and procedures may include, without limitation, establishment of (a) an agenda or order of business for the meeting, (b) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting, (c) procedures for casting and the form of ballots to be used by shareholders in attendance at the meeting and the procedures to be followed for counting shareholder votes, (d) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (e) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine, (f) restrictions on entry to the meeting after the time fixed for commencement thereof and (g) limitations on the time allotted to questions or comments by participants.  Any proposed business properly before the meeting shall be deemed to be on the agenda.  Unless and to the extent otherwise determined by the chair of the meeting, it shall not be necessary to follow Robert’s Rules of Order or any other rules of parliamentary procedures at the meeting of shareholders.  Following completion of the business of the meeting as determined by the chair of the meeting, the chair of the meeting shall have the exclusive authority to adjourn the meeting.

ARTICLE III

Directors

3.1 Number and Qualification. The Board shall be composed of not less than three (3) nor more than twelve (12) members who shall be elected by the shareholders. Subject to any limitations specified by the TBCA or in the Articles, the number of Directors may be increased or decreased by resolution adopted by a majority of the Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Texas or shareholders of the Corporation.

3.2 Election and Term of Office. (a)  The Directors shall be elected at the annual meeting of the shareholders (except as provided in Article III, Section 3.2(b)) by the holders of shares entitled to vote in the election of Directors.

(b)     There shall be three (3) classes of directors, as nearly equal as possible, with each class of directors to be elected for three (3) year terms.  Thus, the nominees for election to the class of directors whose terms are expiring at an annual meeting of shareholders will be elected for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.  If the total number of directors is increased or decreased, however, the Board may adjust the number of directors in one or more classes, and that adjustment may result in a director being elected or reelected to a term shorter than three (3) years.  Vacancies and newly-created directorships resulting from any increase in the authorized number of directors, and vacancies whether because of death, resignation or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If any director is appointed by the Board between annual meetings, the shareholders at the next annual meeting of shareholders following the appointment will vote to elect a director to complete the unexpired term or to serve a full three (3) year term if the unexpired term ends at that annual meeting.

(c)  Unless otherwise provided in the Articles, each Director elected shall hold office until his successor shall be elected and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

3.3 Resignation. Any Director may resign at any time by giving written notice to the President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4 General Powers. The powers of the Corporation shall be exercised by or under the authority of, and the property, business and affairs of the Corporation shall be managed under the direction of, the Board. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles or by these Bylaws directed or required to be exercised or done by the shareholders.

3.5 Compensation. Directors compensation shall be set by resolution of the Board.  No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefore.

3.6  Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if:

(a)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)           The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he would not be subject to in the absence of this provision.

ARTICLE IV

Meetings of the Board

4.1 Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas. Section 4.2 Annual Meeting. The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Directors.

4.2 Annual Meeting. The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Directors.

4.3 Regular Meetings. Regular meetings of the Board, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Board.

4.4 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, if one shall be elected, or by the President, if a Chairman of the Board is not elected, on one (1) day’s notice (oral or written) to each Director. Special meetings shall be called by the President or the Secretary on like notice on the written request of any Director. Neither the purpose of, nor the business to be transacted at, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

4.5 Quorum and Action. At all meetings of the Board, the presence of a majority of the number of Directors fixed in accordance with Section 3.1 shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board unless the act of a greater number is required by law, the Articles or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

4.6 Presumption of Assent to Action. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

4.7 Telephone Meetings. Directors may participate in and hold a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.8 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board, or committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE V

Committees of the Board

5.1 Membership and Authorities. The Board, by resolution adopted by a majority of the full Board, may designate from among its members (a) one (1) or more committees, each of which shall have and may exercise all of the authority of the Board in the business and affairs of the Corporation, except in those cases where the authority of the Board is specifically denied to such committee or committees by the TBCA, the Articles or these Bylaws and (b) one (1) or more Directors as alternate members of any such committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board.  Notwithstanding the foregoing, however, no committee shall have the authority of the board of directors in reference to:

(a)           amending the articles of incorporation, except that a committee may, to the extent provided in the resolution designating that committee, exercise the authority of the board of directors vested in it in accordance with Article 2.13 of the Act;

(b)           proposing a reduction of the stated capital of the Corporation in the manner permitted by Article 4.12 of the Act;

(c)           approving a plan of merger or share exchange of the Corporation;

(d)           recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(e)           recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(f)            amending, altering, or repealing these bylaws or adopting new bylaws of the Corporation;

(g)           filling vacancies in the board of directors;

(h)           filling vacancies in, or designating alternate members of, any committee;

(i)            filling any directorship to be filled by reason of an increase in the number of directors;

(j)            electing or removing officers of the Corporation or members or alternate members of any committee;

(k)           fixing the compensation of any member or alternate member of any committee; or

(l)            altering or repealing any resolution of the board of directors that by its terms provides that it shall not be so amendable or repealable.

5.2 Minutes and Rules of Procedure. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee’s own rules of procedure.

5.3 Vacancies. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

5.4 Telephone Meetings. Members of any committee designated by the Board may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

5.5 Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

5.6  Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

5.7  Special Meetings.  Special meetings of any committee may be held whenever called by any committee member.  The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

5.8  Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business.   If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the articles of incorporation, or these bylaws.

5.9  Compensation.  Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a state salary.

5.10  Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE VI

Officers

6.1 Number. The officers of the Corporation shall be a President and a Secretary. The Board may also designate one (1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. In addition, the Board may designate the Chairman of the Board as an officer of the Corporation.  One (1) person may hold any two (2) or more of these offices.

6.2 Election, Term of Office and Qualification. The Board shall elect officers, none of whom need be a member of the Board, except for the Chairman of the Board, if one shall be elected, at its first meeting after each annual meeting of shareholders. Each officer so elected shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided.

6.3 Subordinate Officers. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any committee or officer the power to appoint any such subordinate officer or agent. No subordinate officer appointed by any committee or superior officer as aforesaid shall be considered as an officer of the Corporation, the officers of the Corporation being limited to the officers elected or appointed as such by the Board.

6.4 Resignation. Any officer may resign at any time by giving written notice thereof to the Board or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.5 Removal. Any officer elected or appointed by the Board may be removed at any time with or without cause by the affirmative vote of a majority of the full Board. Any other officer may be removed at any time with or without cause by the Board or by any committee or superior officer in whom such power of removal may be conferred by the Board. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

6.6 Vacancies. A vacancy in any office shall be filled for the unexpired portion of the term by the Board, but in case of a vacancy occurring in an office filled by a committee or superior officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or superior officer.

6.7 Chairman of the Board. The Chairman of the Board, if one shall be elected and designated by the Board as an officer of the Corporation, shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and Directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the Corporation, shall have the general supervision and direction of all other officers of the Corporation with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Board are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws, to some other officer or agent of the Corporation. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board.

6.8 President. If no Chairman of the Board shall be elected and designated by the Board as an officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall have the powers and duties of the Chairman of the Board as set forth in Section 6.7. In the absence of the Chairman of the Board, if one shall be elected, the President shall preside at all meetings of the shareholders and Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation.  In addition, the President shall perform whatever duties and shall exercise all the powers that are given to him by the board or by the Chairman of the Board, if one shall be elected.

6.9 The Vice Presidents.  The Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board, by the Chairman of the Board, if one shall be elected, or by the President, if a Chairman of the Board is not elected, and may sign, with any other proper officer, certificates for shares of the Corporation.  As the request of the President, or in his absence or disability, the Vice President designated by the President (or in the absence of such designation, the senior Vice President), shall perform the duties and exercise the powers of this President.

6.10 Secretary.  The Secretary, when available, shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board as required by law or these Bylaws, be custodian of the corporate records and have general charge of the share transfer records of the Corporation and shall perform such other duties as may be prescribed by the Board, by the Chairman of the Board, if one shall be elected, or by the President, if no Chairman of the Board is elected, under whose supervision he shall be.  He may sign, with any other proper officer, certificates for shares of the Corporation and shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

6.11 Assistant Secretaries.  The Assistant Secretaries shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board or by the Secretary.  At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary.

6.12 Treasurer.  The Treasurer shall have the custody and be responsible for all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and records of account belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if one shall be elected, the president and the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  He may sign, with any other proper officer, certificates for shares of the Corporation.

6.13 Assistant Treasurers.  The Assistant Treasurers shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board or by the Treasurer.  At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the Senior Assistant Treasurer), shall perform the duties and exercise the duties and exercise the powers of the Treasurer.

6.14 Treasurer’s Bond.  If required by the Board, the Treasurer and any Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books and records of account, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

6.15 Salaries. The salary or other compensation of officers shall be fixed from time to time by the Board. The Board may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 6.3.

ARTICLE VII

Corporate Shares

7.1 Share Certificates. (a) The certificates representing shares of the Corporation shall be in such form, not inconsistent with statutory provisions and the Articles, as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board, if one shall be elected, the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Board, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officer or officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

(b) If the Corporation is authorized to issue shares of more than one (1) class or more than one (1) series of any class, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements as may be required by applicable law or the Articles or as may be approved by the Board.

(c) In the event the Corporation has, by its Articles, limited or denied the preemptive right of shareholders of any class or series of stock, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements regarding such denial as shall be required by the TBCA or the Articles.

(d) All certificates for each class or series of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation’s share transfer records.

(e) All certificates surrendered to the Corporation shall be cancelled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the’ former certificate for the same number of shares has been surrendered and cancelled.

7.2 Lost Certificates, etc. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or indemnify the Corporation as the Board may prescribe.

7.3 Transfer of Shares. Subject to any restrictions upon transfer, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Corporation that the requested transfer complies with the provisions of applicable state and federal laws and regulations and any agreements to which the Corporation is a party, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its share transfer records.

7.4 Share Transfer Records; Ownership of Shares.

(a) The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.

(b) The Corporation shall be entitled to treat and recognize the person in whose name shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 7.5) as the owner of those shares at that time for the purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, giving proxies with respect to those shares or otherwise exercising rights, entering into agreements or taking action in respect of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

7.5 Record Dates.

(a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the records of the Corporation after such record date. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

(b) Unless a record date shall have previously been fixed or determined pursuant to this Section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and the prior action of the Board is not required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board and prior action of the Board is required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

(c) Distributions made by the Corporation, including those that were payable but not paid to a holder of shares, or to his heirs, successors or assigns, and have been held in suspense by the Corporation or were paid and delivered by it unto an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the holder of the shares as of the record date determined for that distribution as provided in subsection (a) of this Section, or to his heirs, successors and assigns.

7.6 Distributions. The Board may, from time to time, declare, and the Corporation may make, distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Articles and by the TBCA.

7.7 Securities Laws. Shares of the Corporation which have been issued by the Corporation without registration under the Securities Act of 1933, as amended from time to time, and any other applicable securities laws shall not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of by the holder thereof unless they have been duly registered under the applicable securities laws or unless the Corporation has previously received advice of counsel for the Corporation to the effect that the proposed disposition would not be in violation of said laws, and a restrictive legend substantially as follows may be placed conspicuously on the certificates for such shares, to wit:

[FRONT OF CERTIFICATE]

RESTRICTIONS ON TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SET FORTH ON THE REVERSE SIDE HEREOF.

[BACK OF CERTIFICATE]

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS. ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE APPLICABLE ACTS OR UNTIL THE CORPORATION HAS RECEIVED ADVICE OF ITS COUNSEL THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.

ARTICLE VIII

Indemnification

8.1 Definitions. In this Article:

(a) “Indemnitee” means (i) any present or former Director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

(b) “Official Capacity” means (i) when used with respect to a Director, the office of Director of the Corporation, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(c) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

8.2 Indemnification.  The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reasons in whole or in party, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.1, if it is determined in accordance with Section 8.4 that the Capacities referred to in Section 8.1, if it is determined in accordance with Section 8.4 that the Indemnitee (a) conducted himself in good faith (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the Corporation’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that this conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Corporation of is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.  Except as provided in the immediately preceding proviso to the first sentence of this Section 8.2, no indemnification shall be made under this Section 8.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the Corporation.  The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that he Indemnitee did not meet the requirements set forth in clauses (a), (b), or (c) in the first sentence of this Section 8.2.  An Indemnitee shal be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.  The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the indemnitee is alleged or proven.

8.3 Successful Defense.  Without limitation of Section 8.2 and in addition to the indemnification provided for in Section 8.2, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 8.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

8.4 Determinations. Any indemnification under Section 8.2 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 8.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

8.5 Advancement of Expenses. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making the determination specified in Section 8.4, after receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

8.6 Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on, or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

8.7 Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation’s Articles, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

8.8 Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

8.9 Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the TBCA, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

8.10 Continuing Offer, Reliance, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Corporation, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 8.1(a) of this Article, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

8.11 Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE IX

General Provisions

9.1 Waiver of Notice.

(a) Whenever, under the provisions of applicable law or of the Articles or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

(b) Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

9.2 Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board. Said seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

9.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

9.4 Checks, Notes, etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate. The Board may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances

9.5 Examination of Books and Records. Any person who shall have been a shareholder for at least six (6) months immediately preceding his demand, or shall be the holder of at least five percent (5%) of all of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and share transfer records, and to make extracts therefrom. Subject to the preceding sentence, the Board shall determine from time to time whether, and if allowed, when and under what conditions and regulations the books and records of account, the minutes and share transfer records of the Corporation or any of them shall be open to inspection by the shareholders, and the shareholders rights in this respect are and shall be restricted and limited accordingly.

9.6 Voting Upon Shares Held by the Corporation. Unless otherwise ordered by the Board, the Chairman of the Board, if one shall be elected, or the President, if a Chairman of the Board shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which the Corporation may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

9.7    Parliamentary Law.  When not in conflict with these Bylaws, Robert’s Rule of Order, Revised, 75th Anniversary Addition, shall establish the rule of procedure at all shareholders and director meetings, and the provisions of that publication are incorporated by reference herein as the ruling law for the corporation.

9.8    Dealings by Directors.  No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniary or otherwise interested in, or are directors or officers of, such other corporation.  Any director individually, or any firm of which that director may be a member, may be a party to or may be in the pecuniary or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he or his firm have an interest in the transaction shall be disclosed to a majority of the Board of Directors of the Corporation.  Any director of the Corporation who is also a director or officer of another corporation dealing with the Corporation, or who has any personal interest in a matter before the Board of the Corporation, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any action that may affect that director or that other corporation.  That director may vote at such meeting as if he were not a director or officer of the other corporation or was not personally interested.

9.9    Authority to Sell Corporate Assets.  The Corporation may not sell, mortgage, lease as Lessor, lease-sell, or otherwise dispose of or encumber any of its properties other than:

(a)                                  property which in the judgment of the Board of Directors neither is nor will be necessary nor useful in operating and maintaining the Corporation’s business and facilities; provided, however, that all sales of such property shall not in any one (1) fiscal year exceed in value forty percent (40%) of the value of all of the property of the Corporation;

(b)                                 services of all kinds, including electric energy; and

(c)                                  personal property acquired for resale;

unless such sale, mortgage, lease or other disposition or encumbrances are authorized by the affirmative vote of at least two-thirds (2/3) of the outstanding shares of the capital stock of the Corporation at a meeting of shareholders duly called and held for such purpose; provided, however, that notwithstanding anything to the contrary herein contained, the Board of Directors, without further authorization of the shareholders, shall have full power and authority to borrow money from the United States of America, or from any agency or instrumentality thereof, and any national financing institution, organized on a cooperative plan for the purpose of financing its member’s programs, projects and undertakings and in which the Corporation holds membership, or from any other financing or lending institution, and in connection with which such borrowing to authorize the making and issuance of bonds, notes or other evidences of indebtedness and , to secure the payment thereof, to authorize the execution and delivery of a mortgage or mortgages, or a deed or deeds of trust upon, or the pledging or encumbrancing of any or all of the property, assets, rights, privileges, licenses, franchises and permits of the Corporation, wherever situated, and whether acquired or to be acquired, all upon such terms and conditions as the Board of Directors shall determine.

9.10 Employment Restrictions.  The Corporation shall hire employees without discrimination as to age, sex, race or creed, and no compulsory retirement restrictions shall be placed upon any employee.

ARTICLE X

Amendments

10.1 Amendment by Board. The Board shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws. The Board may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of two-thirds (2/3) of the Whole Board (as such term is defined in the Articles of Incorporation of the Corporation), provided notice of the alteration, amendment or repeal is contained in the notice or waiver of notice of such meeting. Unless the Corporation’s Articles or Bylaws adopted by the shareholders provide otherwise as to all or some portion of the Bylaws, the Corporation’s shareholders may alter, amend or repeal these Bylaws or adopt new Bylaws (even though the Bylaws may also be amended by the Board) at a meeting of shareholders duly called and held and at which a quorum is present by affirmative vote of at least two-thirds (2/3) of the outstanding shares of the capital stock of the Corporation, provided notice of the alteration, amendment or repeal or the adoption of new Bylaws is contained in the notice or waiver of notice of such meeting, and provided further, that if the proposal to alter, amend or repeal these Bylaws or to adopt new Bylaws is made, directly or indirectly, by or on behalf of an Interested Shareholder (as such term is defined in the Articles of Incorporation of the Corporation), it must be approved by affirmative vote of at least two-thirds (2/3) of the outstanding shares of the capital stock of the Corporation, excluding shares held by the Interested Shareholder.

ARTICLE XI

Subject to All Laws

11.1 Subject to All Laws. The provisions of these Bylaws shall be subject to all valid and applicable laws, including, without limitation, the TBCA as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

ARTICLE XII

Subject to All Laws

12.1 Subject to All Laws.  The provisions of these Bylaws shall be subject to all valid and applicable laws, including, without limitation, the TBCA as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

Revised as of August 16, 2005